Exhibit 10.42

Senior Vice President, Federal Government Sales
Fiscal 2008 Compensation Plan

1.

Total Federal Government Revenue Incentive

Quarterly incentive target of $50,000 depending upon product bookings and revenue for the Federal Government business, determined on a cumulative basis. The amount of incentive earned each quarter will be determined by multiplying (i) the cumulative quarterly target by (ii) the percent of the cumulative revenue plan achieved year-to-date and by (iii) the bookings multiplier for cumulative bookings achieved year-to-date (see below). The quarterly payment will be the cumulative incentive earned net of amounts paid in prior quarters. Incentive amounts earned will be paid after the end of each quarter, in accordance with the standard commission payment schedule.

2.

Bookings Multiplier Schedule

Multiplier is determined based on the cumulative bookings achieved year-to-date, as a percent of the year-to-date plan.

% of Plan:

 Multiplier:

0 –   99.99%

equal to % of plan achieved

100 – 109.99%

1.0

110 – 119.99%

1.2

120 – 129.99%

1.4

130 – 139.99%

1.6

140 – 149.99%

1.8

>150%

2.0

3.

Bookings Bonus

If product bookings for the Federal Government business exceed the annual plan for product bookings, then an additional bonus of $50,000 will be paid upon achievement of that goal.